UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.86 per share	RELI	The NASDAQ Capital Market
Series A Warrants to purchase shares of Common Stock, par value $0.86 per share	RELIW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 24, 2025, Reliance Global Group, Inc. (the “Company”) entered into an amendment (the “Credit Agreement Amendment”) to its Revolving Credit Facility Agreement dated March 5, 2025, with YES Americana Group, LLC (the “Lender”). The Credit Agreement Amendment increases the loan commitment under the facility to $2,000,000 from $600,000.

In connection with the Credit Agreement Amendment, the Company also entered into an amendment (the “Note Amendment”) to its Revolving Note dated March 5, 2025, in favor of the Lender. The Note Amendment reflects the revised loan commitment and provides that the principal amount payable under the Note will be the greater of $1,075,064 or the aggregate principal amount of all loans outstanding under the Revolving Credit Facility Agreement, as amended.

The foregoing descriptions of the Credit Agreement Amendment and the Note Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Credit Agreement Amendment and Note Amendment, a copy of each of which is attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment, dated June 24, 2025, to the Revolving Credit Facility Agreement between the Company and YES Americana Group, LLC, dated March 5, 2025.
10.2	Amendment, dated June 24, 2025, to the Revolving Note between the Company and YES Americana Group, LLC, dated March 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Reliance Global Group, Inc.

Dated: June 24, 2025	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer